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                                  THE WWW FUNDS
                          SHAREHOLDER SERVICE AGREEMENT

The Shareholder Service Agreement (the "Agreement") has been adopted pursuant to the Rule 12b-1 under the Investment Company Act of 1940, by The WWW Funds (the "Trust"), under a Distribution Plan (the "Plan") adopted pursuant to said Rule for each of the mutual funds listed on Schedule A (the "Funds"). This Agreement, being made between Interactive Planning Corp., Inc., (the "Distributor"), solely as agent for such Funds and the undersigned authorized dealer, defines the services to be provided by the authorized dealer for which it is to receive payments pursuant to the Plan adopted by each of the Funds. The Plan and the Agreement have been approved by a majority of the trustees of the Trust, including a majority of the trustees who are not interested persons of such Trust, and who have no direct or indirect financial interest in the operation of the Plan or related agreements (the "Disinterested Trustees"), by votes cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination that in the exercise of their reasonable business judgment and light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Fund and its shareholders.

           1. To the extent that you provide distribution-related and continuing personal shareholder services to customers who may, from time to time, directly or beneficially own shares of the Funds, including but not limited to, distributing sales literature, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designation and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds' shares, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares and providing such other services as the Funds or the customer may reasonably request, we, solely as agent for the Funds, shall pay you a fee periodically or arrange for such fee to be paid to you.

           2. The fee paid with respect to each Fund will be calculated at the end of each calendar quarter for each business day of the Fund during such payment period at the annual rate set forth in Schedule A as applied to the average net asset value of the shares of such Fund purchased or acquired through exchange on or after the date of this agreement. Fees calculated in this manner shall be paid to you only if your firm is the dealer of record at the close of business on the last business day of the applicable quarter, for the account in which such shares are held (the "Subject Shares"). In cases where the Distributor has advanced payment to you of the first year's fee for shares sold at net asset value and subject to a contingent deferred sales charge, no additional payments will be made to you during the first year the Subject Shares are held.



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           3.  The total of the fees calculated for each of the Funds for each calendar quarter shall be billed to the Distributor following the end of such quarter with detailed data supporting your calculation of the fees payable. Payment will be made to you within 30 days after receipt of such bill.

           4. We reserve the right to withhold payment with respect to the Subject Shares purchased by you and redeemed by a Fund within seven (7) business days after the date of our confirmation of such purchase. The Distributor reserves the right at any time to impose minimum fee payment requirements before any periodic payments will be made to you hereunder.

           5. This Agreement does not require any broker-dealer to provide transfer agency and recordkeeping related services as nominee for its customers.

           6. You shall furnish the Distributor and the Funds with such information as shall reasonably be requested either by the trustees of the Trust or by the Distributor with respect to the fees paid to you pursuant to this Agreement.

           7. The Distributor shall furnish the trustees of the Trust, for their review on a quarterly basis a written report of the amounts expended under the Plan by the Distributor and the purposes for which such expenditures were made.

           8. Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus or Statement of Additional Information for the Funds, and you shall have no authority to act as agent for the Funds or for the Distributor.

           9. The Distributor may enter into other similar Shareholder Service Agreements with any other person without your consent.

           10. This Agreement may be amended at any time without your consent by the Distributor mailing a copy of an amendment to you at address set forth below. Such amendment shall become effective on the date specified in such amendment unless you elect to terminate this Agreement within thirty (30) days of your receipt of such amendment.

           11. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the trustees of such Fund who are Disinterested Trustees or by a vote of a majority of the Fund's outstanding shares, on sixty
               (60) days' written notice. It will be terminated by any act, which terminates the Selected Dealer Agreement between your firm and the Funds, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.








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           12. This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect as long as the continuance of the Plan and this related Agreement are approved at least annually by a vote of the Trustees, including a majority of the Dis-interested Trustees, cast in person at a meeting called for the purpose of voting thereon. All communications to the Distributor should be sent to the address as shown at the bottom of this Agreement. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

           13. You represent that you provide to your customers who own shares of the Funds personal services as defined from time to time in applicable regulations of the National Association of Securities Dealers, Inc., and that you will continue to accept payments under this Agreement only so long as you provide such services.

           14. This Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky.

                                          INTERACTIVE PLANNING CORP.


                                          -----------------------------------

Date:__________________________           By:  X_____________________________
                                                        Signature

                                                LAWRENCE YORK
                                                -------------
                                                Print Name
                                                PRESIDENT
                                                ---------
                                                Title

The undersigned agrees to abide by the foregoing terms and conditions.



                                          ------------------------------------

Date:___________________________          By:  X______________________________
                                                            Signature

                                          ------------------------------------
                                                           Print Name


                                          ------------------------------------
                                                             Title


                                          ------------------------------------
                                                        Dealer's Name

                                          ------------------------------------
                                                            Address


                                          ------------------------------------
                                          City          State           Zip

                                          ------------------------------------
                                                        Telephone

Please sign both copies and return to:


Interactive Planning Corp.
131 Prosperous Place, Suite 17
Lexington, Kentucky 40509









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                                   SCHEDULE A


           NAME OF SERIES                                  ANNUAL FEE*



           WWW INTERNET FUND                                  .25%
                     CLASSES A, C & Y



           GROWTH FLEX FUND
                     CLASSES A, C & Y                         .25%



           MARKET OPPORTUNITIES FUND                          .25%
                     CLASSES A, C & Y














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